UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 6, 2012

NEW WESTERN ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-54343	26-3640580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Truman, Suite 204, Irvine, California	92620
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 435-0977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 9.01          Financial Statements and Exhibits

On January 2, 2012, the Registrant completed the acquisition of Royal Texan Energy Co. (“RTE”) by acquiring 100% of the issued and outstanding capital stock of RTE pursuant to a Plan and Agreement of Reorganization dated December 1, 2011, in exchange for 1,000,000 shares of the Registrant’s common stock. As additional consideration the Registrant paid to the stockholders of RTE (a) $35,000 in cash (b) executed a promissory note of $55,000 payable at the rate of $10,000 per month commencing 30 days after the closing of acquisition of RTE, and (c) approximately $50,000 of debt owed to two banks by RTE and guaranteed by the stockholders of RTE. Royal Texan Energy Co. became a wholly-owned subsidiary of the Registrant and will conduct business as a separate operating company.

The Registrant filed a report with the Commission on Form 8-K disclosing the transaction on January 6, 2012.

The following documents are attached with this amended report:

(A) Financial Statements of the business acquired

Audited financial statements of Royal Texan Energy Co. for the years ended

December 31, 2011 and 2010

(B) Pro Forma Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

New Western Energy Corporation

Date: March 19, 2012	By:	/s/ Javan Khazali
Javan Khazali, President

2

 NEW WESTERN ENERGY CORPORATION

TABLE OF CONTENTS

PART A. FINANCIAL STATEMENTS OF BUSINESS ACQUIRED (ROYAL TEXAN ENERGY CO.)

BALANCE SHEETS AS OF DECEMBER 31, 2011 AND DECEMBER 31, 2010	A-1

STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010	A-2

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010	A-3

STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010	A-4

NOTES TO FINANCIAL STATEMENTS	A-5

PART B. PRO-FORMA FINANCIAL INFORMATION	B-1

PRO FORMA BALANCE SHEET AS OF DECEMBER 31, 2011 (UNAUDITED)	B-2

PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2011 (UNAUDITED)	B-3

SIGNIFICANT NOTES AND ASSUMPTIONS TO PRO-FORMA FINANCIAL STATEMENTS (UNAUDITED)	B-4

STATEMENT OF FAIR VALUE OF ASSETS ACQUIRED AND LIABILITIES ASSUMED AT JANUARY 2, 2012 (UNAUDITED)	B-5

PRO-FORMA ADJUSTMENTS FOR THE YEAR ENDED DECEMBER 31, 2011 (UNAUDITED)	B-6

(A)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:

Royal Texan Energy Co.

We have audited the accompanying balance sheets of Royal Texan Energy Co. (the “Company”) as of December 31, 2011 and 2010, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Royal Texan Energy Co. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a net loss and net cash used in operating activities in 2011 of $58,270 and $48,942, respectively, and has working capital deficit and an accumulated deficit of $168,944 and $54,485, respectively at December 31, 2011. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management’s Plan in regards to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

March 19, 2012

ROYAL TEXAN ENERGY CO
BALANCE SHEETS

ASSETS	December 31, 2011	December 31, 2010

Current Assets
Cash and cash equivalents	$12,058	$-
Accounts receivable	18,054	-
Total Current Assets	30,112	-

Property and equipment, net	123,849	79,052
Investment in oil and gas properties, net	49,252	34,915
Total Assets	$203,213	$113,967

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Bank overdraft	$-	$1,193
Accounts payable	9,439	-
Accrued liabilities	2,205	1,491
Payable to related party	163,094	-
Notes Payable, current portion	24,318	24,538
Total Current Liabilities	199,056	27,222

Notes Payable, long term	27,770	52,088

Total Liabilities	226,826	79,310

Commitment and Contingencies (Note 7)

Stockholders' Equity(Deficit)
Common Stock $1.00 par value, 1,000,000 shares authorized, 1,000 shares issued and outstanding	1,000	1,000
Additional Paid In Capital	29,872	29,872
Retained Earnings (Deficit)	(54,485)	3,785
Total Stockholders' Equity (Deficit)	(23,613)	34,657

Total Liabilities and Stockholders' Equity (Deficit)	$203,213	$113,967

The accompanying notes are an integral part of these financial statements

ROYAL TEXAN ENERGY CO
STATEMENTS OF OPERATIONS

	For The Years Ended December 31,
	2011	2010

Revenues
Oil Sales	$ 102,957	$ 41,934
Gas Sales	2,768	14,616
Total Revenues	105,725	56,550

Operating Expenses
Production Taxes	5,653	3,423
Lease Operating Expenses	69,836	30,955
Intangible Drilling and Completion Costs	40,883	-
Depreciation and Depletion	17,229	9,883
Administrative Expenses	25,749	4,780
Total Operating Expenses	159,350	49,041

Income (Loss) from Operations	(53,625)	7,509

Other Income (Expense)
Interest Expense	(4,645)	(4,465)
Total Other Income (Expense)	(4,645)	(4,465)

Income (Loss) From Continuing Operations Before Taxes	(58,270)	3,044

Provision for Taxes	-	-

Net Income (Loss)	$ (58,270)	$ 3,044

The accompanying notes are an integral part of these financial statements

ROYAL TEXAN ENERGY CO
Statements of Changes in Stockholders' Equity (Deficit)
For the Years Ended December 31, 2011 and 2010

				Retained
			Additional	Earnings/
	Common Stock		Paid	Accumulated
	Quantity	Amount	In Capital	Deficit	Total

Balance December 31, 2009	1,000	$1,000	$(1,000)	$741	$741
Capital contribution	-	-	30,872	-	30,872
Net income	-	-	-	3,044	3,044
Balance - December 31, 2010	1,000	1,000	29,872	3,785	34,657

Net loss	-	-	-	(58,270)	(58,270)
Balance - December 31, 2011	1,000	$1,000	$29,872	$(54,485)	$(23,613)

The accompanying notes are an integral part of these financial statements

ROYAL TEXAN ENERGY CO
Statements of Cash Flows
	For the Year Ended December 31,
	2011	2010

Cash Flows from Operating Activities:
Reconciliation of net loss to net cash provided by (used in) operating activities:
Net Income (Loss)	$(58,270)	$3,044
Adjustment to reconcile net loss to net cash
used in operating activities:
Depreciation and depletion	17,229	9,883
Changes in operating assets and liabilities:
Accounts receivable	(18,054)	-
Accounts payable	9,439	-
Accrued liabilities	714	1,490
Net cash provided by (used in) operating activities	(48,942)	14,417

Cash Flows From Investing Activities:
Purchase of property and equipment	(61,860)	(78,516)
Purchase and investment in oil and gas properties	(14,503)	(25,334)
Cash received from related party for drilling	163,094	-
Net cash provided by (used in) investing activities	86,731	(103,850)

Cash Flows From Financing Activities:
Cash contribution by stockholders	37,825	38,150
Cash withdrawn by stockholders	(37,825)	(11,861)
Bank overdraft	(1,193)	1,193
Proceeds from notes payable	-	81,000
Payment of notes payable	(24,538)	(19,437)
Net cash provided by (used in) financing activities	(25,731)	89,045

Net increase (decrease) in cash and cash equivalents during the period	12,058	(388)

Cash and cash equivalents, beginning of the period	-	388

Cash and cash equivalents, end of the period	$12,058	$-

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$-	$-

Cash paid for interest	$4,645	$4,465

The accompanying notes are an integral part of these financial statements

ROYAL TEXAN ENERGY CO.

Notes to Financial Statements

December 31, 2011 and 2010

NOTE 1: NATURE OF OPERATIONS AND GOING CONCERN

3M Production, a sole proprietorship, was formed in the State of Texas on December 31, 2009. The Company’s principal business operations were the acquisition, exploration and development of, and production from oil and gas properties located in Texas.

On February 22, 2011 the sole shareholders of 3M Production formed an entity named 3M Production Co. (“3M”) incorporated in the State of Texas. The operations of 3M Production merged into the operations of 3M in February 2011, and 3M Production ceased its existence. On September 8, 2011, 3M changed its name to Royal Texas Energy Co. (the “Company”). The reorganization to a corporation from a sole proprietorship is treated as a recapitalization for accounting purposes. Accordingly, all equity amounts have been retroactively restated to reflect the recapitalization.

The Company is the owner of several oil and gas leases covering approximately 1,280 acres in Shackelford and Stephens County, Texas. There are 43 wells on the properties of which only three are active at this time. In addition, the Company is overseeing operations on a property in Jones County, Texas where there is currently a producing oil well.

On January 2, 2012, pursuant to a Plan and Agreement of Reorganization dated December 1, 2011, the stockholders of the Company sold 100% of the issued and outstanding capital stock of the Company to New Western Energy Corporation (NWE) in exchange for 1,000,000 shares of NWE common stock. As additional consideration, NWE paid to the stockholders of the Company (a) $35,000 in cash (b) executed a promissory note of $55,000 payable at the rate of $10,000 per month commencing 30 days after the closing of acquisition of the Company, and (c) approximately $50,000 of debt owed to two banks by the Company and guaranteed by the two stockholders. Royal Texan Energy Co. became a wholly-owned subsidiary of NWE and will conduct business as a separate operating company.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, and the acquisition of profitable producing oil and gas properties. At December 31, 2011, the Company has negative working capital and an accumulated deficit of $168,944 and  $54,485, respectively, and used cash in operations of $48,942 in 2011 and has a net loss of $58,270 in 2011. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of accounts, notes and other receivables, valuation of long-lived assets and oil and gas properties, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Accounts Receivables

Accounts receivable represent income earned from sale of oil and gas that the Company has not yet received payment. Accounts receivable are recorded at the invoiced amount and stated at the amount management expects to collect from balances outstanding at period-end. The Company estimates the allowance for doubtful accounts based on an analysis of specific accounts and an assessment of the customer’s ability to pay.

Property and Equipment

Property and equipment consists of lease and well equipment and, is recorded at cost and is being depreciated on a straight-line basis over its estimated useful life of seven years.

Oil and Gas Properties

The Company uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire an interest in oil and gas properties, to drill and equip exploratory wells that find proved reserves, to drill and equip development wells and related asset retirement costs are capitalized. Costs to drill exploratory wells, including equipment and facilities are capitalized as part of “Uncompleted Wells, Equipment and Facilities” pending determination of whether the well has found proved reserves. Costs to drill exploratory wells that find proved reserves are reclassified to proved oil and gas properties while costs that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining undeveloped properties are expensed.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Capitalized costs of producing oil and gas properties (proved or unproved), after considering estimated residual salvage values, are depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.

On the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

On the sale of an entire interest in an unproved property for cash or cash equivalents, a gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. Costs of abandoned projects are charged to operations upon abandonment.

Long-lived Assets

In accordance with ASC 360, Property, Plant, and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset compared to the estimated future undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss equal to the excess of the carrying value over the assets fair market value is recognized when the carrying amount exceed the undiscounted cash flows.

Asset Retirement Obligations

The Company follows the provisions of ASC 410, Asset Retirement and Environmental Obligations, which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. The Company did not have any asset retirement obligation at December 31, 2011 and 2010.

Environmental Matters

The Company’s operations are subject to evolving federal, state and local environmental laws and regulations related to the discharge of materials into the environment. This process is not expected to produce harmful levels of emissions or waste by-products. However, these laws and regulations would require the Company to remove or mitigate the environmental effects of the disposal or release of substances at its site should they occur. Compliance with such laws and regulations can be costly. Additionally, governmental authorities may enforce the laws and regulations with a variety of civil and criminal enforcement measures, including monetary penalties and remediation requirements. The management is not aware of any area of non-compliance with federal, state or local environmental laws and regulations as of the date of this report.

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, Fair Value Measurements and Disclosures, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, amounts receivable, accounts payable, notes payable, and amounts due to related parties. Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all of the other financial instruments approximate their current fair values because of their nature, market interest rates, and respective maturity dates or durations.

Revenue Recognition

The Company sells crude oil and gas under short-term agreements at prevailing market prices. Revenue, which is the Company's net revenue interest in the leased property, is recognized at the point of sale, when the crude oil and gas are extracted from our storage units by the customer. This is at the point where the customer has taken title and has assumed the risks and rewards of ownership, the sales price is fixed or determinable and collectability is reasonably assured.

Income Taxes

Prior to the Company’s reorganization into a corporation on February 22, 2011 (see Note 1), the owners reported any net income or losses on their personal tax returns with no income tax expense or benefit to the Company. Since the reorganization, the Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive income (loss) and its components in the financial statements. As at December 31, 2011 and 2010, the Company has no items that represent a comprehensive income (loss) and, therefore, has not included a schedule of comprehensive income (loss) in the financial statements.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3: PROPERTY AND EQUIPMENT

Property and equipment consists of:

	December 31, 2011	December 31, 2010
Lease and well equipment	$150,654	$88,794
Less: accumulated depreciation	(26,805)	(9,742)
Property and equipment, net	$123,849	$79,052

Depreciation expense for the years ended December 31, 2011 and 2010 was $17,063 and $9,742, respectively.

NOTE 4: OIL AND GAS PROPERTIES AND RELATED OBLIGATIONS

The Company’s aggregate capitalized costs related to oil and gas properties consist of the following:

Name of Property	Type	December 31, 2011	December 31, 2010
Proved Properties
Lane #1, 2, 3 and Terry Heirs #1	Oil & Gas	$ 9,722	$ 9,722

Mrs. W. G. Trice, Trice Methodist 400, and Trice and Methodist Home Lease	Oil & Gas	25,334	25,334
		35,056	35,056
Less: Accumulated depletion		(307)	(141)
Less: Impairment loss		-	-
Total Proved Properties		$ 34,749	$ 34,915

Unproved Properties
McClellan	Oil	$ 2,191	$ -
Reves Lease	Oil	4,555	-
Swenson Prospect #1	Oil	7,757	-
Total Unproved Properties		14,503	-

Total Investment in Oil and Gas Properties, net		$ 49,252	$ 34,915

PROVED PROPERTIES

Mrs. W.G. Trice, Trice and Methodist Home and Trice Methodist “400” Lease, Shackelford County, Texas

Mrs. W.G. Trice Lease and Trice and Methodist Home Lease

On April 1, 2010, the Company entered into an assignment of oil and gas lease agreement with Richard Windham, JR., individually and dba Tracker Mineral and Tracker Mineral, LLC (“Assignor”), whereby the Assignor agreed to sell, assign, transfer all of their rights, title and interest in and to the leasehold estates covering one hundred percent (100%) of their rights, title and interest in the Mrs. W. G. Trice and Trice and Methodist Home leases. The W. G. Trice and Methodist Home leases consist of four tracts of 257.75 acres of land in Shackelford County in Texas. The assignment of lease includes from the surface and insofar as covers ground to a depth of one thousand (1,000) feet below the surface and insofar as covers and includes net revenue interests except, that Richard Windham, Jr., individually reserve to himself, his heirs, successors and assigns an overriding royalty interest payable on oil, gas and associated hydrocarbons produced, saved and sold from only the lands described as Trice and Methodist Home Lease equal to the difference between a .80 net revenue interest and all lease royalty burdens. This assignment covers and includes all of Assignor’s interest in all equipment, personal property, and fixtures located on or used in connection with the lease.

Trice Methodist “400” Lease

On April 1, 2010, the Company entered into an assignment agreement whereby, the assignor agreed to sell, assign, transfer all of their rights, title and interest in and to the leasehold estates covering one hundred percent (100%) of their rights, title and interest in Trice Methodist “400” lease effective September 1, 2010. Trice Methodist “400” consisted of 273.3 acres of land in Shackelford, Texas. Pursuant to the terms of the assignment of the lease, the Company has a net revenue interest of 77%, and the operator shall pay the assignor, its successors or assigns, based on their division of interest, less taxes required by law to be deducted and remitted by the purchaser for all oil and gas.

The Company paid $76,000 of which $25,334 was recorded as investment in oil and gas properties and the remainder was recorded as lease and well equipment. On April 2, 2010, the stockholders of the Company executed a promissory note with a bank and obtained a loan for $76,000 to fund the payment to the Assignor for the sale, assignment and transfer of all of their rights including, the cost of the tangible equipment, personal property and fixtures on the Mrs. W.G. Trice, Trice and Methodist Home and Trice Methodist “400” Lease. The promissory note is secured by the debtor’s interest in and to the Mrs. W.G. Trice lease, Trice Methodist “400” lease and Trice and Methodist Home lease all located in Shackelford County, Texas. The promissory note bears 7% per annum interest, and is payable in 48 monthly payments of $1,820.25 beginning May 2, 2010. The principal balance due on the promissory note at December 31, 2011 and 2010 was $46,929 and $64,805, respectively. The Company recorded an interest expense of $3,967 and $3,367 for the years ended December 31, 2011 and 2010, respectively.

Lane #1, 2, 3 and Terry Heirs #1

On October 12, 2009, the Company entered into a Purchase and Sale Agreement and agreed to purchase the right, title and interest in, to and under the oil, gas and mineral leasehold interest in the oil and gas wells on properties located in Schackelford County, Texas. The Company purchased a 75.59667 percent net revenue interest in exchange for a purchase consideration of $20,000. The Company paid $4,583 in cash and executed a promissory note on November 4, 2009 of $15,417, payable on demand, but if no demand is made, then payable in 36 monthly installments of $486.63 bearing an interest rate of 8.5% per annum. The Company recorded an interest expense of $678 and $1,097 for the years ended December 31, 2011 and 2010. The principal balance due on the promissory note amounted to $5,159 and $10,321 as of December 31, 2011 and 2010, respectively. The total purchase price was $20,000 of which $9,722 was recorded as investment in oil and gas properties and the remainder was recorded as lease and well equipment.

Cottle lease

On April 23, 2010, the Company entered into a Purchase and Sale Agreement (“Agreement”) with Leonard Brothers Operating Company (“Seller”) whereby, the Company purchased certain oil and gas lease from the Seller who is in possession of letters executed by owners of working interest in the lease agreeing to sell their interest for a purchase price of $10,000. The closing of the purchase and sale transaction took place on or before May 1, 2010. The Company paid cash consideration of $5,000 upon the execution of the Agreement, and remaining balance was agreed to be paid in ten (10) monthly installments of $500 each starting June 1, 2010. The principal balance due at December 31, 2010 amounted to $1,500, and the final payment of $500 was paid on March 1, 2011. The purchase price of $10,000 was recorded as lease and well equipment.

UNPROVED PROPERTIES

Swenson Prospect

The Swenson prospect consists of 160 acres of land and is located in the Jones County, Texas. The Swenson #1 initial test well will be drilled to a maximum depth of 2060 feet in order to evaluate the Flippen Sand, Gunsight Lime, and the Swastika Sand formations. The reserves for the Swenson prospect are estimated to be 220,000 barrels of oil remaining from the Swastika Sand formation and possibly the Gunsight Lime formation. On January 28, 2011, the Company purchased .39658855 of net revenue interest in Swenson prospect. The lessor and other mineral owners are entitled to receive .6034115 of all income from sale of oil and gas produced from the leased premises. The Company has recorded $7,757 in investment in oil and gas properties in Swenson prospect as of December 31, 2011.

Reves Lease

On March 3, 2011, the Company entered into a Paid Up Oil and Gas Lease agreement with Ray Reves and Yvonne Reves to acquire 84.4 acres of land for the purpose of exploring for developing, producing and marketing oil and gas, along with all hydrocarbon and non-hydrocarbon substances produced in association therewith. The Company agreed to pay royalties to the lessors on oil and gas production at the rate of 17.5% of all income from the sale of any and all oil and gas produced from the said acreage covered in this lease. The Company agreed to pay to lessor upon execution of the lease by lessor, $2,215 as consideration for leasing this acreage at the rate of $52.50 per acre. In addition, the Company agreed to pay to the lessor before the commencement of drilling or construction operations, $2,000 for damages to the surface of said acreage for the drill site and road of each well drilled and $1,000 for tank battery location built on said acreage. The Company has recorded $4,555 in leasehold costs on Reves lease as of December 31, 2011 and has a commitment for the remaining $660.

McLellan Lease

On August 8, 2011, the Company entered into a Paid Up Oil and Gas Lease agreement with Michael L. McLellan and Paula McLellan to acquire 160 acres of land for the purpose of exploring for developing, producing and marketing oil and gas, along with all hydrocarbon and non-hydrocarbon substances produced in association therewith. The Company agreed to pay royalties to the lessors on oil and gas production at the rate of 17.5% of all income from the sale of any and all oil and gas produced from the said acreage covered in this lease. The Company agreed to pay to lessor upon execution of the lease by lessor, $4,000 as the consideration for leasing such acreage at the rate of $50 per acre. In addition, the Company agreed to pay to the lessor before the commencement of drilling or construction operations, $2,000 for damages to the surface of said acreage for the drill site and road of each well drilled and $1,500 for tank battery location built on said acreage. The Company has recorded $2,191 in leasehold costs on McLellan lease as of December 31, 2011 and has a commitment for the remaining $1,309.

NOTE 5: NOTES PAYABLE

Notes payable consist of the following:
	December 31, 2011	December 31, 2010
M. Lane #1, 2, 3 and T. Heirs Lease
Note payable to First National Bank, principal balance of $15,416.69 payable on demand, interest bearing at 8.5% per annum, due on November 4, 2012, but if no demand is made, then 36 monthly payments of $486.63 beginning December 4, 2009	$ 5,159	$ 10,321

Mrs. M. G. Trice Lease, Trice Methodist "400" Lease and The Trice and Methodist Home Lease
Note payable to First National Bank, principal balance of $76,000, secured by oil and gas deed of trust, and all of debtor's interest in M. Lane # 1, 2, 3 and T. Heirs # 1, bearing interest at 7% per annum, due April 2, 2014, payable in 48 monthly installments of $1,820.25 beginning May 2, 2010	46,929	64,805

Cottle Lease
Note payable to a third party, principal balance of $5,000, unsecured, non-interest bearing, to be paid in ten (10) equal and monthly installments of $500 with the 1st installment due by June 1, 2010 and final installment due by April 1, 2011	-	1,500
	$ 52,088	$ 76,626
Notes payable - Current portion	(24,318)	(24,538)
Notes payable	$ 27,770	$ 52,088

The Company recorded an interest expense of $4,645 and $4,465 for the years ended December 31, 2011 and 2010, respectively.

NOTE 6: DUE TO RELATED PARTY

As of December 31, 2011, the closing of the acquisition of the Company by NWE was imminent (See Note 1), and the acquisition completed on January 2, 2012. NWE had advanced the Company short term funding for drilling and exploration of oil and gas properties. The amounts advanced are due on demand, unsecured and non-interest bearing. The principal balance due to NWE as of December 31, 2011 and 2010 amounted to $163,094 and $0, respectively.

NOTE 7: COMMITMENTS AND CONTINGENCIES

Legal Costs and Contingencies

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received.

If a loss is considered probable and the amount can be reasonable estimated, the Company recognizes an expense for the estimated loss.  If the Company has the potential to recover a portion of the estimated loss from a third party, the Company makes a separate assessment of recoverability and reduces the estimated loss if recovery is also deemed probable.

NOTE 8: STOCKHOLDERS’ EQUITY

The Company’s capitalization at December 31, 2011 consists of 1,000,000 authorized common shares with a par value of $1.00 per share, of which 1,000 shares are issued and outstanding, held by two (2) shareholders who are currently residents of the State of Texas. All such outstanding shares are validly issued, paid and non-assessable. There are no other outstanding securities including options and warrants outstanding as of December 31, 2011 (See Note 1 for recapitalization).

NOTE 9: INCOME TAXES

For the year ended December 31, 2010, the taxable income of 3M is recognized by the two shareholders as the income (loss) flows through the stockholders personal tax returns. Accordingly, no provision for federal or state income taxes has been made in the accompanying financial statements for the year ended December 31, 2010.

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statements of Operations for the year ended December 31, 2011:

December 31, 2011
Tax expense (credit) at statutory rate - federal	(34%)
State tax expense net of federal tax	-
Valuation allowance	34%
Tax expense at actual rate	-

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2011 are as follows:

December 31, 2011
Deferred tax assets:
Net operating loss carry forward	$(18,525)
Total gross deferred tax assets	18,525
Less - valuation allowance	(18,525)
Net deferred tax assets	$-

Deferred income taxes are provided for the tax effects of transactions reported in the financial statements and consist of deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

The Company’s provision for income taxes differs from applying the statutory U.S. Federal income tax rate to income before income taxes. The primary differences result from deducting certain expenses for financial statement purposes but not for federal income tax purposes.

At December 31, 2011, the Company had net operating loss carry-forwards of approximately $54,000 for U.S. federal income tax purposes available to offset future taxable income expiring on various dates through 2031. The Company has recorded a 100% valuation allowance on the deferred tax assets due to the uncertainty of its realization. The net change in the valuation allowance during the year ended December 31, 2011 was an increase of $18,525.

In the normal course of business, the Company’s income tax returns are subject to examination by various taxing authorities. Such examinations may result in future tax and interest assessment by these taxing authorities. Accordingly, the Company believes that it is more likely than not that it will realize the benefits of tax positions it has taken in its tax returns or for the amount of any tax benefit that exceeds the cumulative probability threshold in accordance with FASB ASC 740-10-15. Differences between the estimated and actual amounts determined upon ultimate resolution, individually or in the aggregate, are not expected to have a material adverse effect on the company’s financial position. The Company is not under examination for any open tax years , and tax year 2011 remains open for audit.

NOTE 10: CONCENTRATIONS

Concentration of Customer

The Company sells its oil product to one customer and gas to another customer.

Concentration of Credit Risk

The Company’s financial instruments that are potentially exposed to credit risk consist primarily of cash and cash equivalents. At certain times, the demand deposits held in banks may exceed the federally insured limits. No amounts exceeded federally insured limits as of December 31, 2011 and 2010, respectively. The Company has not experienced any losses related to these deposits.

NOTE 11: SUBSEQUENT EVENT

On January 2, 2012, NWE completed the acquisition of 100% of the issued and outstanding capital stock of the Company pursuant to a Plan and Agreement of Reorganization dated December 1, 2011, in exchange for 1,000,000 shares of NWE stock. As additional consideration, NWE paid to the two stockholders a) $35,000 in cash, (b) executed a Promissory Note of $55,000 payable to the two stockholders of the Company, payable at the rate of $10,000 per month commencing 30 days after closing of the acquisition, and (c) approximately $50,000 of debts owed to a bank by the Company guaranteed by the two stockholders of the Company. The parties further agreed that after the completion of the acquisition, the Company will become a wholly-owned subsidiary of NWE and will be run as an operating company.

SUPPLEMENTAL OIL AND GAS DATA (UNAUDITED)

The following tables set forth supplementary disclosures for oil and gas producing activities in accordance with ASC 932 (SFAS No. 69), Extractive Activities - Oil and Gas.

Capitalized Costs Relating to Oil and Gas Producing Activities

	December 31,
	2011	2010
Proved oil and gas properties	$35,056	$35,056
Unproved oil and gas properties	14,503	-
Accumulated depletion	(307)	(141)
Net capitalized costs	$49,252	$34,915

Costs Incurred

A summary of costs incurred in oil and gas property acquisition, development, and exploration activities (both capitalized and charged to expense) for the year ended December 31, 2011 and 2010 are as follows:

	December 31, 2011	December 31, 2010
Acquisition of unproved properties	$14,503	$-
Acquisition of proved properties	$-	$35,056
Development costs	$40,883	$-
Exploration costs	$-	$-

Results of Operations for Oil and Gas Producing Activities

The following table presents the results of operations for the Company’s oil and gas producing activities for the years ended December 31, 2011 and 2010:

	December 31, 2011	December 31, 2010
Revenues, net of royalties	$105,725	$56,550
Production costs	(75,489)	(34,378)
Depletion, depreciation, and valuation allowance	(166)	(141)
Exploration costs	-	-
Income tax expense	-	-
Results of operations for producing activities (excluding corporate overhead and interest costs)	$30,070	$22,031

Reserve Quantity Information

The following table presents the Company’s estimate of its proved oil and gas reserves all of which are located in the United States.  The Company emphasizes that reserve estimates are inherently imprecise and that estimates of reserves related to new discoveries are more imprecise than those for producing oil and gas properties.  Accordingly, the estimates are expected to change as future information becomes available.  The estimates have been prepared with the assistance of an independent petroleum reservoir engineering firm.  Oil reserves, which include condensate and natural gas liquids, are stated in barrels and gas reserves are stated in thousands of cubic feet.

	Oil (Bbls)
Proved reserves at:	December 31, 2011	December 31, 2010
Beginning of period	495,490	497,490
Production	(2,364)	(2,000)
Revisions of previous estimates	-	-
End of the period	493,126	495,490

Standardized Measure of Discounted Future Net Cash Flow and Changes Therein Relating to Proved Oil and Gas Reserves

The following information is based on the Company’s best estimate of the required data for the Standardized Measure of Discounted Future Net Cash Flows as of December 31, 2011 and 2010 in accordance with ASC 932, which requires the use of a 10% discount rate. This information is not the fair market value, nor does it represent the expected present value of future cash flows of the Company’s proved oil and gas reserves.

	December 31, 2011	December 31, 2010
Future cash inflow	$22,190,670	$22,297,065
Future production costs (1)	17,752,536	17,837,652
Future development costs	1,000,000	1,000,000
Future income tax expenses	1,775,254	1,783,765
Future net cash flows	1,662,880	1,675,648
10% annual discount for estimated timing of cash flows	633,266	646,034
Standardized measure of discounted future net cash flows at the end of the year	$1,029,614	$1,029,614

(1)  Production costs include oil and gas operations expense, production ad valorem taxes, transportation costs and general and administrative expense supporting the Company’s oil and gas operations.

(B)	PRO-FORMA FINANCIAL INFORMATION

NEW WESTERN ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO-FORMA FINANCIAL INFORMATION

The following presents our unaudited pro-forma financial information. The pro-forma adjustments to the balance sheet give effect to the acquisitions of Royal Texan Energy Co. (“RTE”) by New Western Energy Corporation (“NWE”) as if the transaction occurred on December 31, 2011. The pro-forma statements of operations give effect to the business acquisition of RTE as if the acquisition had occurred on January 1, 2011. The pro-forma adjustments are based upon available information and certain assumptions that we believe are reasonable.

The unaudited pro-forma financial information is for informational purposes only, and does not purport to present what our results would actually have been had this transaction actually occurred on the date presented or to project our results of operations or financial position for any future period. The information set forth below should be read together with the unaudited significant notes and assumptions to the pro-forma statements, and the Registrant’s General Form for Registration of Securities pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2010, and the audited financial statements of RTE for the years ended December 31, 2011 and 2010, including the notes thereto, included in this Form 8-K/A.

NEW WESTERN ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA BALANCE SHEET

DECEMBER 31, 2011

	Historical
	Acquirer	Acquiree	Pro-forma Adjustments			Combined
	NWEC	ROYAL TEXAN	Debit		Credit	Pro-Forma
ASSETS
Current Assets:
Cash & cash equivalents	$16,403	$12,058		A1	12,058	$18,461
			12,058	A2
				B1	10,000

Accounts receivable, net	25,504	18,054		A1	18,054	43,558
			18,054	A2
Note receivable	30,000	-				30,000
Earnest deposit for acquisitions	50,000	-				50,000
Prepaid expenses and other current assets	158,968	-				158,968

Total current assets	280,875	30,112				300,987

Property and equipment, net	902	123,849		A1	123,849	124,751
			123,849	A2

Oil and gas properties, net	394,120	49,252		A1	49,252	443,372
			49,252	A2

Mineral properties	103,530	-				103,530
Goodwill			150,518	A2		150,518
Other assets	1,450	-				1,450
Total Assets	$780,877	$203,213	353,732		213,213	$1,124,608

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$20,379	$9,439	9,439	A1		$29,818
				A2	9,439

Accrued expenses	10,550	2,205	2,205	A1		12,755
				A2	2,205

Notes payable - current portion	100,000	24,318	24,318	A1		124,318
				A2	24,318

Note payable and consideration payable to stockholders	-	-		A2	90,000	90,000
Payable to related party	143,252	163,094	163,094	A1		143,252

Total current liabilities	274,181	199,056				400,143

Note payable	-	27,770	27,770	A1		27,770
				A2	27,770
Total liabilities	274,181	226,826				427,913

Stockholders' Equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 64,226,867 shares issued and outstanding at December 31, 2011, 65,226,867 shares issued and outstanding as effected for acquisition	6,422	-		A2	100	6,522

Common stock, $1.00 par value, 1,000,000 shares authorized, 1,000 shares issued and outstanding	-	1,000	1,000	A1		-

Additional paid in capital	1,911,161	29,872	29,872	A1		2,111,061
				A2	199,900

Retained earnings (deficit)	(1,410,887)	(54,485)		A1	54,485	(1,420,887)
			10,000	B1
Total stockholders' equity (deficit)	506,696	(23,613)				696,696

Total Liabilities and Stockholders' Equity(Deficit)	$780,877	$203,213	$267,698		$408,217	$1,124,608

See Unaudited Significant Notes and Assumptions to Pro Forma Financial Statements.

NEW WESTERN ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

	Historical		Pro Forma
	Acquirer	Acquiree	Adjustments			Combined
	NWEC	ROYAL TEXAN	Debit		Credit	Pro Forma

Revenues	$97,690	$105,725				$203,415

Operating expenses
Depreciation and depletion	1,704	17,229				18,933
General & administrative	270,959	25,749	10,000	B1		306,708

Intangible drilling and completion	40,541	40,883				81,424
Oil and gas production	58,647	75,489				134,136
Total operating expenses	371,851	159,350				541,201

Income (loss) from operations	(274,161)	(53,625)				(337,786)

Non-operating income (expense):
Interest expense	(3,750)	(4,645)				(8,395)
Loss on sale of assets	(95,000)	-				(95,000)
Total non-operating income (expense)	(98,750)	(4,645)				(103,395)

Income (loss) from continuing operations before income tax	(372,911)	(58,270)				(441,181)

Provision for income tax	829	-				829

Net loss allocable to common shareholders	(373,740)	(58,270)	10,000		-	(442,010)

Net loss per common share and equivalents -
basic and diluted loss from operations						$(0.01)

Weighted average shares of share capital outstanding
- basic & diluted	64,174,026					65,174,026

Weighted average number of shares used to compute basic and diluted loss per share for the year ended December 31, 2011 is the same since the effect of dilutive securities is anti-dilutive

See Unaudited Significant Notes and Assumptions to Pro Forma Financial Statements.

NEW WESTERN ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED SIGNIFICANT NOTES AND ASSUMPTIONS TO PRO-FORMA FINANCIAL STATEMENTS

On December 1, 2011, we entered into a Plan and Agreement of Reorganization to acquire 100% of the issued and outstanding capital stock of Royal Texan Energy Co. in exchange for in exchange for 1,000,000 shares of the Registrant’s common stock issued equally to Brent Hatchett and Brook Hatchett, the stockholders of RTE. As additional consideration, the Registrant paid to the RTE stockholders (a) $35,000 in cash (b) executed a promissory note of $55,000 payable at the rate of $10,000 per month commencing 30 days after the closing of acquisition of RTE, and (c) approximately $50,000 of debt owed to two banks by RTE and guaranteed by the two stockholders. After the completion of acquisition, RTE became a wholly-owned subsidiary of the Registrant and will conduct business as a separate operating company.

The common shares issued by the Registrant to Brent Hatchett and Brook Hatchett have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The accompanying unaudited pro-forma financial information reflects the financial statements of New Western Energy Corporation, and its wholly-owned subsidiary New Western Texas Oil and Gas Corp. The pro-forma adjustments to the balance sheet give effect to the acquisition of RTE as if the transaction occurred on December 31, 2011. The pro-forma adjustments to the statements of operations give effect to the acquisition as if the transaction occurred on January 1, 2011.

Significant assumptions include:

The shares issued to the owners of RTE were calculated contractually valued at $200,000 based on issuance of 1,000,000 shares of our common stock valued at $0.20 per share, based on the closing price per share on the date of closing of the transaction.

We incurred a non-recurring $10,000 charge of professional fees for legal and accounting related to the acquisition which is reflected as adjustments to accumulated deficit at December 31, 2011.

The purchase price was allocated first to record identifiable assets and liabilities at their fair value and the remainder to goodwill based upon management’s experience. The purchase price was allocated as follows:

NEW WESTERN ENERGY CORPORATION AND SUBSIDIARIES
FAIR VALUE OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
JANUARY 2, 2012

Assets acquired:
Cash and cash equivalents	$12,058
Accounts receivable	18,054
Property and equipment, net	123,849
Investment in oil and gas properties, net	49,252
Goodwill	150,518
Total assets acquired	$353,731

Liabilities assumed:
Accounts payable	$(9,439)
Accrued expenses	(2,205)
Notes payable	(52,087)
Total liabilities assumed	(63,731)
Net assets acquired	$290,000

Purchase consideration:
Common stock - 1,000,000 shares	$200,000
Cash consideration	35,000
Note payable to stockholders	55,000
Total Consideration Paid	$290,000

The following reflect the pro-forma adjustments at December 31, 2011:

NEW WESTERN ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA ADJUSTMENTS FOR THE YEAR ENDED DECEMBER 31, 2011

A. Royal Texan Energy Co. (Acquiree)		Debit	Credit
A1	Cash and cash equivalents		$12,058
	Accounts receivable		18,054
	Property and equipment		123,849
	Oil and gas properties		49,252
	Accounts payable	$9,439
	Accrued expenses	2,205
	Payable to related party	163,094
	Notes payable	52,088
	Common stock	1,000
	Additional paid-in capital	29,872
	Retained earnings		54,485
	To remove the book value of assets and liabilities of the acquiree

A2	Cash and cash equivalents	$12,058
	Accounts receivable	18,054
	Property and equipment, net	123,849
	Oil and gas properties, net	49,252
	Goodwill	150,518
	Accounts payable		$9,439
	Accrued expenses		2,205
	Notes payable		52,087
	Note payable and consideration payable to stockholders		90,000
	Common stock		200,000
	To record at fair value of assets acquired and liabilities assumed pursuant to the purchase agreement and to record purchase consideration at fair value.

B. New Western Energy Corporation (Acquiror)
B1	Accumulated deficit	$10,000
	Cash		$10,000
	To record non-recurring professional fees (acquirer expense) incurred in the acquisitions

	Total	$621,429	$621,429

See Unaudited Significant Notes and Assumptions to Pro Forma Financial Statements